THE B.F.GOODRICH COMPANY
                  EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                         (Dollars in millions, except per share amounts)



                                                          Three months ended Sept. 30,           Nine months ended Sept. 30,
                                                        -------------------------------        -------------------------------
                                                            1996              1995                  1996             1995
                                                        ------------      -------------        -------------     -------------

PRIMARY EARNINGS PER SHARE:

  Number of Shares:

  Average number of common shares outstanding            53,649,312          52,139,856            53,245,480      51,845,834
  Effect of dilutive stock options                          608,059             442,564               603,824         271,498
                                                        ------------      --------------        --------------   -------------
  Total average number of common and common
    equivalent shares outstanding                        54,257,371          52,582,420            53,849,304      52,117,332
                                                        ============      ==============        ==============   =============


  Income:
  Income from continuing operations                     $      25.3       $        24.8        $         79.5     $      85.3
  Dividends on preferred stock                                  -                  (0.5)                  -              (4.4)
  Premium on preferred stock redeemed                           -                  (1.2)                  -              (1.2)
  Income from discontinued operations                          39.3                 8.1                  42.9             9.5
                                                        ------------      --------------       ---------------    ------------
  Net income applicable to common stock                 $      64.6       $        31.2        $        122.4     $      89.2
                                                        ============      ==============       ===============    ============

  Per share amounts:
  Continuing operations                                 $      0.47       $        0.44        $         1.48     $      1.53
  Discontinued operations                                      0.72                0.15                  0.79            0.18
                                                        ------------      -------------        ---------------    ------------
  Net income per share                                  $      1.19       $        0.59        $         2.27     $      1.71
                                                        ============      =============        ===============    ============


FULLY DILUTED EARNINGS PER SHARE:

  Number of Shares:
  Average number of common shares
    outstanding from above                               53,649,312          52,139,856            53,245,480       51,845,834
  Effect of dilutive stock options -
    based on the treasury method using
    last day's market price, if higher
    than average market price                               755,115             584,748               773,854          612,158
  Average number of shares of Common
    Stock issuable if Convertible Preferred
    Stock was converted                                         -                   -    (A)               -             -      (A)
                                                        ------------      --------------        --------------     ------------
  Total average number of common and common
    equivalent shares outstanding                        54,404,427          52,724,604            54,019,334       52,457,992
                                                        ============      ==============        ==============     ============
  Income:
  Income from continuing operations                     $      25.3       $        24.8          $       79.5      $      85.3
  Dividends on preferred stock                                  -                  (0.5)                  -               (4.4)
  Restore dividend on Convertible
    Preferred Stock                                             -                   -    (A)              -                -    (A)
  Premium on preferred stock redeemed                           -                  (1.2)                  -               (1.2)
  Restore premium on preferred stock redeemed                   -                   -    (A)              -                -    (A)
  Income from discontinued operations                          39.3                 8.1                  42.9              9.5
                                                        ------------      --------------         -------------     ------------
    Net income applicable to common stock               $      64.6       $        31.2           $     122.4      $      89.2
                                                        ============      ==============         =============     ============

  Per share amounts:
  Continuing operations                                 $      0.47       $        0.44           $      1.47      $      1.52
  Discontinued operations                                      0.72                0.15                  0.80             0.18
                                                        ------------      --------------         -------------    -------------
  Net income per share                                  $      1.19       $        0.59           $      2.27      $      1.70
                                                        ============      ==============         =============    =============

(A) Anti-Dilutive